UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FAMOUS DAVE’S OF AMERICA, INC.

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FAMOUS DAVE’S OF AMERICA, INC.

12701 Whitewater Drive, Suite 290

Minnetonka, Minnesota 55343

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2019

TO THE SHAREHOLDERS OF FAMOUS DAVE’S OF AMERICA, INC.:

Please take notice that the annual meeting of shareholders of Famous Dave’s of America, Inc. (the “Annual Meeting”) will be held, pursuant to due call by the Board of Directors of the Company, at the offices of Gray Plant Mooty, 500 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota on Tuesday, May 14, 2019 at 3:00 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

(1)	The election of eight directors;
(2)	The ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2019;
(3)	Advisory approval of the Company’s executive compensation (“say-on-pay”);
(4)

Advisory approval of the frequency with which future stockholder advisory votes to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers will be held (“say-on-frequency”); and

(5)	The transaction of any other business as may properly come before the Annual Meeting or any adjournments thereof.

Pursuant to due action of the Board of Directors, shareholders of record on March 19, 2019 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 14, 2019

The proxy statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended December 30, 2018 are available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and Annual Report to Shareholders on the Internet, visit www.famousdaves.com/proxymaterials.

By Order of the Board of Directors

/s/ Jeffery Crivello

Jeffery Crivello

Chief Executive Officer

March 29, 2019

FAMOUS DAVE’S OF AMERICA, INC.

12701 Whitewater Drive, Suite 290

Minnetonka, Minnesota 55343

PROXY STATEMENT

Annual Meeting of Shareholders to be Held

May 14, 2019

VOTING AND REVOCATION OF PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Famous Dave’s of America, Inc. to be used at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held at the offices of Gray Plant Mooty, 500 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota on Tuesday, May 14, 2019, at 3:00 p.m. Throughout this Proxy Statement, the terms “the Company,” “Famous Dave’s,” “we,” “our,” “us,” and similar terms refer to Famous Dave’s of America, Inc.

The Annual Meeting is being held for the purpose of considering and taking appropriate action with respect to the following:

(1)	The election of eight directors;
(2)	The ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2019;
(3)	Advisory approval of the Company’s executive compensation (“say-on-pay”);
(4)

Advisory approval of the frequency with which future stockholder advisory votes to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers will be held (“say-on-frequency”); and

(5)	The transaction of any other business as may properly come before the Annual Meeting or any adjournments thereof.

The approximate date on which this Proxy Statement and the accompanying proxy were first sent or provided to shareholders was March 29, 2019.

PROXIES AND VOTING

Your vote is extremely important. You may attend the Annual Meeting and vote in person, or you may vote by following the directions on the proxy card for the Annual Meeting. Even if you own only a few shares, and whether or not you plan to attend the meeting in person, you are requested to vote your proxy either (1) through the Internet at the address listed on the Notice Regarding Availability of Proxy Materials or the proxy card, (2) by calling a toll-free telephone number listed on the proxy card or (3) by marking, signing and dating the proxy card and mailing it in the envelope provided. If you own your shares in the name of a bank or broker, and you wish to be able to vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from the bank or broker, indicating that you owned Company shares as of the record date.

The Board of Directors has set the close of business on March 19, 2019 as the “Record Date” for the Annual Meeting. Only holders of the Company’s common stock as of the Record Date, or their duly appointed proxies, are entitled to notice of and will be entitled to vote at the Annual Meeting or any adjournments thereof. On the Record Date, there were 9,273,905 shares of the Company’s common stock outstanding. Each such share entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no direction is given by a shareholder, the shares will be voted as recommended by the Company’s Board of Directors. If any nominee for the Board of Directors should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. If a shareholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business as well as shares entitled to vote on that matter. If you do not vote for a particular nominee listed in Proposal No. 1, or you withhold authority for one or all nominees, your vote will not count either “for” or “against” the nominee.  With respect to Proposal No. 2, the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required. Accordingly, an abstention on Proposal No. 2 will have the same effect as voting “against” the matter. With respect to Proposal No. 3 and Proposal No. 4, an abstention will not count either “for” or “against” the matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the Annual Meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.

A shareholder giving a proxy may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Secretary of the Company, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has signed a proxy does not, alone, revoke that proxy; revocation must be announced by the shareholder at the time of the Annual Meeting. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof.

NOTICE TO BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS:

New York Stock Exchange Rule 452 prohibits NYSE member organizations from giving a proxy to vote with respect to an election of directors (Proposal No. 1) and Say-on-pay (Proposal No. 3) without receiving voting instructions from a beneficial owner. Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though the Company is not listed on the New York Stock Exchange. Therefore, brokers will not be entitled to vote shares at the Annual Meeting with respect to Proposal No. 1, No. 3 and No. 4 without instructions by the beneficial owner of the shares. AS A RESULT, BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS ARE ADVISED THAT, IF THEY DO NOT TIMELY PROVIDE INSTRUCTIONS TO THEIR BROKER, THEIR SHARES WILL NOT BE VOTED IN CONNECTION WITH THESE PROPOSALS.

PROPOSALS

PROPOSAL No. 1 – Election of Directors

The shareholders have set the size of the Board of Directors at eight and we currently have eight directors. Eight of these directors have been nominated for re-election at the Annual Meeting. If elected, each nominee has consented to serve as a director of the Company and to hold office until the next annual shareholders’ meeting, and until his or her successor is elected and shall have qualified, or until the earlier of his or her death, resignation, removal or disqualification.

The following paragraphs provide information as of the date of this Proxy Statement about each nominee. The information presented includes information that each nominee has given us about his or her age, all positions he or she holds within the Company, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, our director nominees have experience in developing and overseeing businesses and implementing near term and long range strategic plans. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. Collectively, they have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board. Although we don’t believe that share ownership alone qualifies any person to serve as a director of our Company, we believe that the beneficial ownership of our Board nominees (collectively 43% as of the Record Date) aligns their interests with those of our shareholders and will drive our Board’s focus on maximizing shareholder value.

Jeffery Crivello, age 40, has been our chief executive officer since November 2017 and director since August 2017.  Since January 2015, Mr. Crivello served as the Chief Financial Officer of PW Partners Capital Management, LLC, a hedge fund manager with a consumer focus, where he had primary responsibility for operations and accounting. PW Partners has had board of directors’ representation with Famous Dave’s of America, Inc. since 2013, BJ’s Restaurants, Inc. since 2014, Del Taco Holdings, Inc. since 2015, and Town Sports International Holdings, Inc. since 2015. Since 2001, Mr. Crivello has served as President of TREW Capital Management, Inc., a consulting and investment firm where he had primary responsibility for operations. From 2012 to 2015, Mr. Crivello served as a Managing Member of Maize Capital Group, LLC, a commodity investment firm.  He graduated from the University of Wisconsin-Whitewater with a B.S. degree in finance.

Mr. Crivello’s restaurant-investing background, particularly his experience with casual dining chains, qualifies him to serve as a director of our Company. We believe that Mr. Crivello’s unique perspective in growing other concepts will be invaluable to the future growth of Famous Dave’s.

David Kanen, age 53, has been a director of our Company since October 2018 and has served as non-executive chairman of our Company since February 2019. Mr. Kanen has served as the Managing Member of Kanen Wealth Management, LLC, a registered investment advisor, since 2016 and as President and Portfolio Manager of Philotimo Fund, LP, a hedge fund focused on small-cap value and activism, since December 2016.  From 2012 to 2016, Mr. Kanen was an independent advisor at Aegis Capital, Inc.  Prior to that he worked as a retail and institutional financial advisor for various investment firms, including A.G. Edwards & Sons, Inc. from 1992 to 2004.  Mr. Kanen holds a Bachelor of Science in Marketing from Jacksonville University.

Mr. Kanen beneficially owns 17.6% of our Company as of the Record Date. Mr. Kanen’s restaurant-investing background, particularly his experience with value creation for small companies such as ours, qualifies him to serve as a director of our Company.

Anand D. Gala, age 45, has been a director of our Company since July 2015. Mr. Gala is the Founder, President and Chief Executive Officer of Gala Holdings International, a diversified holding company that conducts consulting, restaurant development and management operations. Current portfolio brands under Gala Holdings International ownership and operation include Famous Dave’s and Fresh Griller. Since 2007, Mr. Gala has also been Founder and Managing Partner of Gala Development Partners, LLC, a firm focused on the acquisition, development and management of commercial real estate comprising retail and office properties. From February 1998 until May 2014, Mr. Gala served as Founder, President and Chief Executive Officer of Golden West Restaurants, Inc., a franchise developer of Applebee’s restaurants throughout California. From 2000 until 2010, Mr. Gala served as Founder, President and Chief Executive Officer of Gala AZ Holdings, a developer of Del Taco restaurants in Arizona. Mr. Gala graduated from the University of Southern California with a B. S. in Biology.

Mr. Gala’s background in the restaurant industry and his substantial experience in franchise operations, including as a Famous Dave’s franchisee, qualify him to serve as a director of our Company. We believe that maintaining good relationships with our franchisees is extremely important to our organization given the impact that franchise operations have on the results of our operations. As a well-respected Famous Dave’s franchisee, Mr. Gala is uniquely positioned to advise the Company on matters related to both franchise relations and operations.

Peter O. Haeg,  age 55, has been co-managing partner of Farnam Street Partners LP, a private investment partnership focused on small cap value investing, and Farnam Street Special Opportunities Fund, a private partnership focused on private equity investments, since 1998. Mr. Haeg is  a graduate of the University of Minnesota. Mr. Haeg originally became a director pursuant to the terms of the Stock Purchase Agreement between the Company and PW Partners, LLC, dated November 10, 2017.

Mr. Haeg is the co-managing partner of an investment fund that beneficially owns 4.5% of our Company as of the Record Date. Mr. Haeg brings the perspective of a professional institutional shareholder to Board discussions, which we believe adds a strategic resource to a Board seeking to maximize shareholder value.

Joseph M. Jacobs, age 66, has been a director since July 2015 and served as Chairman of the Board from July 2015 to February 2017. Mr. Jacobs co-founded Wexford Capital LP, a registered investment advisor in 1994, and serves as its President. Mr. Jacobs has primary responsibility for overseeing the activities of Wexford Private Equity Funds. He has served on the boards and creditors’ committees of a number of public and private companies in which Wexford has held investments. From 1982 to 1994, Mr. Jacobs was employed by Bear Stearns & Co., Inc., where he attained the position of Senior Managing Director. While at Bear Stearns, Mr. Jacobs was active in bankruptcies and restructurings and was responsible for all of the firm’s real estate investment banking activities, including debt and equity financing of real estate on both a private and public basis, real estate investment, and advisory services. From 1979 to 1982, he was employed as a commercial lending officer at Citibank, N.A. Mr. Jacobs holds an MBA from Harvard Business School and a BS in economics from the Wharton School of the University of Pennsylvania. Wexford Capital LP is not an affiliate of the Company. Mr. Jacobs was a director of Rhino GP LLC, the general partner of Rhino Resource Partners LP (RNO) from July 2010 to April 2015.

Mr. Jacobs is affiliated with investment funds that collectively hold the largest beneficial ownership stake in the Company. Mr. Jacobs brings the perspective of a professional institutional shareholder to Board discussions, which we believe adds a strategic resource to a Board seeking to maximize shareholder value. Mr. Jacobs’ broad knowledge of corporate governance and management, obtained though his experience in overseeing portfolio companies, is also a valuable resource to the Board.

Richard A. Shapiro, age 48, has been a director since July 2015. Mr. Shapiro joined Wexford Capital LP, a registered investment advisor, in 2011 and became a Partner in 2014. Mr. Shapiro serves as Portfolio Manager and Co-Head of Equities and is a member of the hedge fund investment committee. From 2007 to 2011, Mr. Shapiro was a Managing Director and Portfolio Manager at Millennium Management, managing a long-short portfolio. From 2004 to 2006, Mr. Shapiro was Managing Director and Portfolio Manager in the equities division of Amaranth Advisors. From 1997 to 1999 and 2001 to 2004, Mr. Shapiro also gained investment experience at Putnam Investments, 1 to 1 Venture Partners and Lee Munder Capital. Mr. Shapiro holds an MBA from Georgetown University and a BS in Business Administration from the University of Southern California.

Mr. Shapiro offers the perspective of a professional institutional shareholder. Further, Mr. Shapiro’s experience in overseeing the management of positions in various investments position him to assist the Board in analyzing strategic opportunities and advise with respect to executing on the Company’s overall goals and objectives.

Richard Welch, age 48, has been a Managing Director at Colony Capital, Inc., a leading global real estate investment management firm that creates long-term value through investing in real estate and real estate-related assets, since May 2017. He currently serves as the Head of Healthcare at Colony. Mr. Welch is responsible for managing certain financial and operational aspects of Colony's investment portfolio and operating businesses. Prior to joining the predecessor of Colony in 2005, Mr. Welch was a vice president in the Investment Banking Division of Goldman, Sachs & Co. focusing on mergers and acquisitions and debt and equity financings for companies in the real estate, retail, consumer product, and defense industries. Mr. Welch received a Master of Business Administration from The Wharton School, University of Pennsylvania and a Bachelor of Science from the University of Southern California. He became a Certified Public Accountant in 1995; his current status is not practicing.  Mr. Welch has also served on the board of directors of Griffin-American Healthcare REIT IV since January 2018.

Mr. Welch has an extensive background in financial analysis and a broad understanding of the operational, financial and strategic issues facing public companies. In light of his education, background and experience, the Board believes that Mr. Welch provides the Board with a strategic focus on maximizing shareholder value.

Bryan L. Wolff, age 40, has been a director since July 2015. Since March 2017, he has served as a Managing Director at Anthos Capital Management, a Santa Monica-based growth equity firm. From August 2015 to March 2017, he served as Chief Financial Officer of Thrive Market, Inc., a healthy and organic food ecommerce company. From September 2014 to August 2015, he served as Chief Financial Officer of DogVacay, Inc. (sold to Rover), an online service connecting pet owners with sitters across the U.S. and Canada. From January 2012 until August 2014, Mr. Wolff served as Chief Financial Officer of Bonobos, Inc. (sold to Walmart), a men’s fashion and accessories retailer. From March 2010 through December 2011, Mr. Wolff was an Analyst at Luxor Capital, LP. Mr. Wolff previously had roles at both AllianceBernstein and McKinsey & Co. Mr. Wolff earned a Masters of Business Administration from Stanford’s Graduate School of Business, and a Bachelor's of Engineering in Computer Science from Princeton University.

Mr. Wolff has served as Chief Financial Officer and led the finance and accounting functions at multiple companies, qualifying him to serve on the Company’s Board of Directors and its Audit Committee as an “audit committee financial expert.” Based on his background and experience, Mr. Wolff is qualified to assist the Board in overseeing the Company’s financial and accounting functions and evaluating the Company’s internal controls over financial reporting.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named above. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either “for” or “against” the nominee, although it will be counted for purposes of determining whether there is a quorum. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by the Company’s Board of Directors.

The Board recommends that you vote FOR the election of each named nominee.

PROPOSAL No. 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of the Company’s Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year. A representative of Grant Thornton LLP is expected to attend this year’s Annual Meeting and be available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if he or she desires to do so.

Grant Thornton billed the Company a total of $350,499 and $395,985 for the years ended December 30, 2018 and December 31, 2017, respectively.

Audit Fees – Audit fees billed by Grant Thornton were $334,379 and $375,705 for the audits of the Company’s 2018 and 2017 financial statements during the years ended December 30, 2018 and December 31, 2017, respectively.

Audit Related Fees – Audit-related fees billed by Grant Thornton were $16,120 and $20,280 for the audits of the Company’s 2017 and 2016 401(k) financial statements during the years ended December 30, 2018 and December 31, 2017, respectively.

Tax Fees – There were no tax fees billed by Grant Thornton during the years ended December 30, 2018 and December 31, 2017.

All Other Fees –There were no other fees billed by Grant Thornton during the years ended December 30, 2018 and December 31, 2017.

The Audit Committee of the Board of Directors has reviewed the services provided by Grant Thornton LLP during fiscal year 2018 and the fees billed for such services. After consideration, the Audit Committee has determined that the receipt of these fees by Grant Thornton LLP is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with Grant Thornton LLP and Company management and determined that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission (“SEC”) to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The Company’s Audit Committee charter (a copy of which is available at the Company’s website at www.famousdaves.com) provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent registered public accounting firm under applicable rules and regulations must be pre-approved by the Audit Committee or by designated members of the Audit Committee, other than with respect to de minimis exceptions permitted under the Sarbanes-Oxley Act of 2002. During fiscal 2018, all services performed by Grant Thornton LLP were pre-approved in accordance with the Audit Committee charter.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent registered public accounting firm in the following fiscal year is presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chairman of the Audit Committee. The chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. In addition, the Audit Committee has granted pre-approval for the Chief Executive Officer and the Chief Financial Officer to spend up to $5,000 annually in additional permitted audit fees with Grant Thornton LLP, which authority and amount will be reviewed and approved annually.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2019. If the shareholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Grant Thornton LLP by the shareholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Board recommends that you vote FOR the ratification of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2019.

PROPOSAL No. 3 – Advisory Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, the Company’s shareholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the rules of the SEC. This “say-on-pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy and policies described in this Proxy Statement.

At the Company’s 2013 annual shareholders’ meeting, the shareholders were asked to cast an advisory vote on how frequently the Company should seek an advisory “say-on-pay” vote. In particular, the Company asked whether the “say-on-pay” vote should occur every three years, every two years, or every one year. As stated in the proxy statement for the Company’s 2013 annual shareholders’ meeting, the Company’s Board recommended that shareholders vote for an annual “say-on-pay” vote to best enable the Board and the Compensation Committee to understand and incorporate the views of the Company’s shareholders in structuring the Company’s executive compensation programs. At the 2013 annual shareholders’ meeting, the option of an annual “say-on-pay” vote received the highest number of votes cast by shareholders. Consistent with this desire for an annual “say-on-pay” vote, the Company is asking shareholders to indicate their support at the Annual Meeting for the compensation of our named executive officers as described in this Proxy Statement by casting an advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the compensation of the “named executive officers” of Famous Dave’s of America, Inc., as disclosed in the section entitled “Executive Compensation” in the Proxy Statement for the Famous Dave’s of America, Inc. 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy entitled to vote at the Annual Meeting will be required to approve, on an advisory basis, the compensation of our named executive officers as described in the section entitled “Executive Compensation” below. Because the vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The Board recommends that you vote FOR the proposal to approve the compensation of the Company’s named executive officers, as described in this Proxy Statement.

PROPOSAL No. 4 – Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal No. 3. As required by Section 14A of the Exchange Act and in accordance with the Dodd-Frank Act, the Company is providing our shareholders with the opportunity to vote, on a non-binding, advisory basis, on whether the Company will seek an advisory vote on the compensation of our named executive officers every three years, two years, or one year.

The optimal frequency of the advisory vote on executive compensation depends on a balancing of the benefits and burdens of more or less frequent votes. Many have expressed a belief that less frequent votes are appropriate as they enable shareholders to focus on a company’s overall compensation program design, as opposed to short-term decisions, and provide sufficient time to evaluate how a company’s compensation programs drive longer-term performance and the creation of longer-term shareholder value. Many also believe that a less frequent voting cycle will give companies sufficient time to respond thoughtfully to stockholder views and to implement any necessary changes to executive compensation programs and allow shareholders to evaluate the results of these changes before the next shareholder advisory vote.

Others believe more frequent shareholder votes are optimal as they provide shareholders with the opportunity to react promptly to emerging trends in compensation and to provide rapid feedback to companies with respect to their views on the effectiveness and appropriateness of their executive compensation programs. This more frequent feedback would provide boards of directors and compensation committees with the opportunity to evaluate individual compensation decisions each year in light of the shareholder feedback and to better incorporate current shareholder views into companies’ compensation programs.

At the Company’s 2013 annual shareholders’ meeting, an annual “say-on-pay” received the highest number of votes cast by shareholders. Our Board believes that the most appropriate outcome at this time is to continue to have an annual shareholder advisory vote on compensation, to best enable the Board and the Compensation Committee to understand and incorporate the views of our shareholders in structuring our executive compensation programs.

You may cast your vote on your preferred voting frequency, by choosing the option of three years, two years, one year or abstain from voting when you vote on this Proposal No. 4.

Vote Required

The option of three years, two years or one year that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. As with your vote on Proposal No. 3 above, your vote on this Proposal No. 4 is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board, and the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. However, our Board and our Compensation Committee value the opinions of our shareholders and we will take our shareholders’ preferences into account in making determinations regarding the frequency of the say-on-pay vote.

The Board recommends that shareholders vote for a frequency of every ONE YEAR for future advisory shareholder votes on executive compensation.

OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the four proposals described above. Although the Board of Directors knows of no other matters to be presented at the Annual Meeting, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Position
Jeffery Crivello	40	Chief Executive Officer, Director(1)
Paul M. Malazita	32	Chief Financial Officer(2)
Geovannie Concepcion	33	Chief Operating Officer

Jeffery Crivello – See biographical information set forth under Proposal No. 1 – Election of Directors.

Paul M. Malazita currently has served as our Chief Financial Officer since November 2018 and previously as our Interim Chief Financial Officer from March 2018 – November 2018. Prior to that, Mr. Malazita served as our Director of Accounting and Corporate Controller from October 2017 to March 2018 and, prior to that, he served as Senior Manager of Corporate Accounting from March 2017 to October 2017. Prior to joining our Company, from July 2016 to February 2017, Mr. Malazita served as the Manager of Financial Reporting at Digiliti Money, Inc., a provider of SaaS financial solutions, where he had primary responsibility for SEC financial reporting. From September 2014 to July 2016, Mr. Malazita served in various capacities at AR Global Investments, LLC, a sponsor of real estate investment trusts, from September 2014 to July 2016, where he had primary responsibility for SEC financial reporting and technical accounting. From July 2009 to September 2014, Mr. Malazita served in various capacities at Baker Tilly Virchow Krause, LLP (formerly ParenteBeard LLC), a public accounting firm. Mr. Malazita graduated from St. Joseph’s University in Philadelphia, Pennsylvania with a B.S. in Accounting and is a Certified Public Accountant in Minnesota and Pennsylvania.

Geovannie Concepcion has served as our Chief Operating Officer since November 2017 and a member of the Famous Dave’s management team since April 2016.  Mr. Concepcion’s primary responsibilities include leading the corporate and franchise operations, marketing, training, culinary and information services teams. Mr. Concepcion has been focused on the digital transformation of Famous Dave’s through the launch of third party delivery services, loyalty and mobile app and management of brand-wide paid search and social strategies. In addition, Mr. Concepcion has led the company’s national efforts with third party delivery providers and online ordering. Before joining Famous Dave’s, Mr. Concepcion served in various capacities with Greenwich, Connecticut-based Wexford Capital LP, a registered investment advisor, in both the Private Equity Group and Global Macro Hedge Funds from June 2009 until April 2016. Mr. Concepcion graduated from DePaul University with a B.S. in Accounting.

EXECUTIVE COMPENSATION

The following summary compensation table reflects cash and non-cash compensation for the 2017 and 2018 fiscal years awarded to or earned by (i) the principal executive officer of the Company; (ii) the other two highest paid individuals who served as executive officers of the Company at the end of the fiscal year ended December 30, 2018; and (iii) the other individual who would have qualified as one of the two highest paid executive officers but for the fact that he was not serving as an executive officer as of the end of the fiscal year (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Non-Equity Incentive Compensation Plan ($)(1)	All Other Compensation ($)(5)	Total ($)

Jeffery Crivello(3)	2018	$250,000	$—	$70,000	$—	$—	$96	$320,096
Chief Executive Officer	2017	27,884	—	85,000	156,008	—	—	268,892

Paul M. Malazita(4)	2018	161,497	60,000	—	67,838	—	1,584	290,919
Chief Financial Officer	2017	107,631	25,000	—	14,887	—	—	147,518

Dexter A. Newman(6)	2018	106,514	—	—	—	—	519	107,033
Former Chief Financial Officer	2017	270,000	—	—	—	—	—	270,000

Geovannie Concepcion(7)	2018	180,000	50,000	—	—	35,000	2,575	267,575
Chief Operating Officer	2017	180,000	42,500	—	—	—	—	222,500

___________________________

(1)	The material terms of the bonus, stock, option and non-equity incentive plan awards are described under “Employment Agreements” below.
(2)

Amounts shown reflect the grant date fair value of stock option awards granted for the respective year pursuant to the Company’s equity incentive plans, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.  The assumptions used in calculating the stock option award amount may be found in Note 9 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2018.

(3)	Mr. Crivello was appointed the Company’s Chief Executive Officer effective November 14, 2017.
(4)	Mr. Malazita became the Company’s Interim Chief Financial Officer effective March 6, 2018 and permanent Chief Financial Officer on November 12, 2018.
(5)	Represents 401(k) Company match paid during 2018.
(6)	Mr. Newman was the Company’s Chief Financial Officer from April 11, 2016 to March 5, 2018.
(7)	Mr. Concepcion has been with the Company since April 13, 2016 and was appointed as the Company’s Chief Operating Officer effective November 14, 2017.

Outstanding Equity Awards at Fiscal Year End

As of December 30, 2018,  the Company’s named executive officers had outstanding the following stock options:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date
Jeffery Crivello	37,500	41,250	$3.90	11/14/2027
Paul Malazita	2,912	7,088	3.90	10/2/2027
	3,744	16,256	7.05	3/6/2028
Geovannie Concepcion	33,312	16,688	5.82	4/13/2026

Employment Agreements

Employment Agreement with Jeffery Crivello

On November 13, 2017, the Company entered into an employment agreement with Jeffery Crivello. Mr. Crivello’s employment with the Company is governed by a three-year employment agreement. Under the employment agreement, Mr. Crivello is entitled to receive an annual base salary of $250,000 and is eligible for annual bonus compensation, at the discretion of the Board of Directors, of up to 50% of his base salary.

Pursuant to the employment agreement, on November 14, 2017, the Company granted to Mr. Crivello a 90,000 share non-qualified stock option under the Plan that will vest in equal monthly installments over two years and has an exercise price of $3.90 per share.

On April 30, 2018, in accordance with the terms of his employment agreement in effect at that time, Mr. Crivello was issued 10,000 shares of common stock as a result of the volume weighted average price of the Company’s common stock exceeding $7.00.

Pursuant to an Amendment to Mr. Crivello’s employment agreement, effective February 28, 2019, he was awarded 180,000 shares of restricted stock, vesting in equal monthly installments over 48 months beginning on February 28, 2019. In the event of an acquisition which requires the issuance of stock, and at the Board of Directors’ sole discretion, but not less than 12 months post-closing of an acquisition, Mr. Crivello shall receive additional stock in an amount equal to 2% of the shares issued in such transaction, which will vest immediately upon grant date.

Mr. Crivello may participate in the Company’s benefit plans that are currently and hereafter maintained and for which he is eligible, including, without, limitation, group medical, 401(k), life insurance and other benefit plans. Mr. Crivello is also entitled to be reimbursed for reasonable travel and other expenses.

Pursuant to the employment agreement, Mr. Crivello agreed to customary non-competition and non-solicitation provisions, including a covenant that, in the event Mr. Crivello’s relationship with PW Partners conflicts with or is inconsistent with his obligations to the Company, Mr. Crivello’s primary duty shall be to the Company and to the extent that a conflict arises, he shall promptly notify the Board of such conflict.

Employment Agreement with Paul M. Malazita

On February 12, 2018, the Company entered into an employment agreement with Paul M. Malazita. This agreement was amended on February 28, 2019.  Under the amended employment agreement, which is for an indefinite term, Mr. Malazita is entitled to receive an annual base salary of $180,000 and is eligible for annual bonus compensation, at the discretion of the Board, of 50% of his base salary. As of March 6, 2018, Mr. Malazita was granted a four-year, 20,000 share non-qualified stock option that will vest in equal monthly installments over four years and has an exercise price of $7.05.  On February 28, 2019, Mr. Malazita was awarded a bonus for 2018 of $60,000 and 9,000 shares of restricted stock, vesting in equal monthly installments over 36 months beginning on February 28, 2019.

Mr. Malazita will also be entitled to participate in the Company’s benefit plans that are currently and hereafter maintained by the Company and for which he is eligible, including, without limitation, group medical, 401(k) life insurance and other benefit plans.

Mr. Malazita has agreed not to compete with the Company during the term of his employment and for a period of twelve months thereafter. Mr. Malazita has also agreed not to solicit employees of the Company during the employment term and for 12 months thereafter.

Under the employment agreement, if Mr. Malazita’s employment is terminated by the Company for any reason other than cause, death or disability, or if Mr. Malazita resigns for good reason so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of continuing payments of his base salary for a three month period following the termination date.  To the extent not exempt from rules governing deferred compensation under Section 409A of the Internal Revenue Code of 1986, severance payments to Mr. Malazita are intended to comply with Section 409A and are subject to corresponding requirements regarding the timing of such payments.

Employment Agreement with Dexter A. Newman

On April 7, 2016, the Company entered into a written employment agreement with Mr. Newman to be effective as of April 11, 2016. Under the employment agreement, Mr. Newman was entitled to receive an annual base salary of $270,000 and was eligible for annual bonus compensation in the discretion of the board of directors based upon his achievement of milestones to be determined by the board of directors prior to the commencement of each fiscal year. The targeted amount was expected to be 50% of Mr. Newman’s base salary. Mr. Newman was able to participate in the Company’s benefit plans, including, without limitation, group medical, 401(k), life insurance and other benefit plans.

Pursuant to the employment agreement, on April 11, 2016, the Company granted to Mr. Newman a ten-year, 70,000 share non-qualified stock option that vested in monthly installments through his termination date. The stock options had an exercise price of $5.67 per share. Mr. Newman agreed not to compete with the Company during the term of his employment and for a period of 12 months thereafter. Mr. Newman also agreed not to solicit the Company’s employees during the employment term and for 18 months thereafter.

Employment Agreement with Geovannie Concepcion

Mr. Concepcion’s employment with the Company is governed by an employment agreement entered into on April 8, 2016,  for an indefinite term, and amended January 29, 2018 and February 28, 2019.  Under the amended employment agreement, Mr. Concepcion is entitled to receive an annual base salary of $200,000 and is eligible to receive a cash bonus, at the sole discretion of the Board of Directors, of up to $50,000 for performance through June 30, 2019, based upon criteria established by the Board.

Pursuant to the employment agreement, on April 11, 2016, we granted to Mr. Concepcion a ten-year, 50,000 share non-qualified stock option that will vest in monthly installments over four years. The stock options have an exercise price of $5.82 per share.

On April 30, 2018, in accordance with the terms of his employment agreement in effect at the time, Mr. Concepcion was paid a bonus of $35,000 as a result of the volume weighted average price of the Company’s common stock exceeding $7.00.  On February 28, 2019, Mr. Concepcion was paid a discretionary bonus of $50,000 for his 2018 performance.

Mr. Concepcion will also be entitled to participate in the Company’s benefit plans that are currently and hereafter maintained by the Company and for which he is eligible, including, without limitation, group medical, 401(k) life insurance and other benefit plans.

Mr. Concepcion has agreed not to compete with the Company during the term of his employment and for a period of 12 months thereafter. Mr. Concepcion has also agreed not to solicit the Company’s employees during the employment term and for 18 months thereafter.

Description of Additional Compensation Plans and Practices

Deferred Compensation Plan

The Company maintains a Non-Qualified Deferred Compensation Plan in which employees who are at the “director” level and above are eligible to participate. None of the named executive officers have participated in this plan.  Participants must complete a deferral election each year and submit it to the Company, prior to the beginning of the fiscal year for which the compensation pertains, indicating the level of compensation (salary, bonus and commissions) they wish to have deferred for the coming year. This deferral election is irrevocable except to the extent permitted by the plan’s administrator, and the applicable regulations promulgated by the Internal Revenue Service. For fiscal 2017 and 2018, the Company matched 25.0% of the first 4.0% contributed by participants and paid declared interest rates of 6.0% on balances contributed.

Deferral periods are defined as the earlier of termination of employment or not less than three calendar years following the end of the applicable plan year. Extensions of the deferral period for a minimum of five years are allowed, provided the election is made at least one year before the first payment affected by the change. Payments can be in a lump sum or in equal payments over a two-, five- or ten-year period, plus interest from the commencement date.

The plan assets are kept in an unsecured account that has no trust fund. In the event of bankruptcy, any future payments would have no greater rights than that of an unsecured general creditor of the Company and they confer no legal rights for interest or claim on any assets of the Company. Benefits provided by the deferred compensation plan are not insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”), because the pension insurance provisions of ERISA do not apply to the Deferred Compensation Plan.

Other Benefits

The Company provides additional benefit plans to employees, including the named executive officers, such as medical, dental, life insurance and disability coverage, flex benefit accounts, 401(k) plan, and an employee assistance program. The Company also provides vacation and other paid holidays to employees, including the named executive officers, which are comparable to those provided at other companies of comparable size.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to certain of its most highly paid executive officers. The exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements has been repealed, effective for tax years beginning after December 31, 2017. The Company has generally not paid compensation in excess of $1,000,000 to any single executive officer in the past.  Incentive compensation, including equity incentive awards, has not generally been structured to meet all of such requirements, and, as such, may not be fully deductible.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

The size of our Board of Directors is set at eight by the shareholders. We currently have eight members serving as directors. The following directors, constituting a majority of the Board, are “independent directors” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market’s Marketplace Rules: Peter O. Haeg, Joseph M. Jacobs, Richard A. Shapiro, Richard Welch and Bryan L. Wolff. The Board of Directors held four formal meetings during fiscal 2018. David L. Kanen is the non-executive chairman of the Company’s Board of Directors.  The Board of Directors held four formal meetings during fiscal 2018.

Board of Directors Role in Risk Oversight

The Audit Committee of the Board of Directors has been delegated the responsibility for risk oversight. In overseeing the Company’s risk management, the Audit Committee adheres to a detailed committee responsibilities calendar that addresses various risk-related matters. These matters include but are not limited to:

•	meeting with management and the Company’s independent registered public accountant in separate executive sessions;
•	interacting with management and the internal audit function;
•

considering and reviewing with the Company’s independent registered public accountant the Company’s assessment and any related attestation (including related reports) on internal control over financial reporting, the adequacy of such controls and recommendations for improvements;

•

inquiring of the Company’s finance and accounting function managers and the Company’s independent registered public accountant about significant risks or exposures, and any significant accounts that require management judgment;

•	reviewing the Company’s policies for risk assessment and risk management, and assessing steps taken or to be taken to control such risk;
•	assessing the oversight and management of the information risks, including those related to Company Information Technology projects; and
•	overseeing the Company’s investment policies

Committees of the Board of Directors

The Company has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. During fiscal 2018, each member of the Board of Directors attended at least 75% of the Board meetings and meetings of committees to which they belong during the period in which such member served as a director. Although the Company has no formal policy regarding directors’ attendance at the Company’s annual shareholders meetings, the Company encourages such attendance by members of the Board of Directors. All but one of the Company’s eight directors serving on the Board of Directors at the time of the Company’s most recent annual shareholders’ meeting, held May 15, 2018, were in attendance at that meeting.

Below is a summary of the Company’s board committee structure and current committee membership information.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

Jeffery Crivello
David L. Kanen		Member
Anand D. Gala
Peter O. Haeg	Member	Member	Member
Joseph M. Jacobs
Richard A. Shapiro		Chairman	Member
Richard Welch	Member	Member
Bryan L. Wolff	Chairman	Member	Chairman

Audit Committee of the Board of Directors

The Company has established a three-member Audit Committee within the Board of Directors that currently consists of Chairman Bryan L. Wolff, Peter O. Haeg and Richard S. Welch. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The charter reflects the Audit Committee’s increased responsibilities as a result of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ Stock Market corporate governance standards. As set forth in the charter, the primary responsibilities of the Audit Committee include: (i) serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (ii) reviewing and appraising the audit performed by the Company’s independent registered public accounting firm; and (iii) providing an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The charter also requires that the Audit Committee review and pre-approve the performance of all audit and non-audit accounting services to be performed by the Company’s independent registered public accounting firm, other than certain de minimis exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002.

The Board of Directors has determined that at least one member of the Audit Committee, Bryan L. Wolff, qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee is an “independent director,” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market’s Marketplace Rules, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting. The Audit Committee held four formal meetings during fiscal 2018.

Report of the Audit Committee

The Company’s management has primary responsibility for the Company’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting, internal controls, and audit functions.

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the last fiscal year and discussed them with management.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, as amended, Communications with Audit Committees,  as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018 for filing with the SEC.

THE AUDIT COMMITTEE

BRYAN L. WOLFF, Chairman

PETER O. HAEG

RICHARD WELCH

Compensation Committee of the Board of Directors

The Company has established a Compensation Committee within the Board of Directors that currently consists of Chairman Richard A. Shapiro, Peter O. Haeg, David L. Kanen, Richard S. Welch and Bryan L. Wolff. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The Compensation Committee reviews the Company’s remuneration policies and practices, makes recommendations to the full Board in connection with all compensation matters affecting the Company and administers the Company’s incentive compensation plans. The Compensation Committee of the Board of Directors has direct oversight and responsibility for the Company’s executive compensation policies and programs. The Compensation Committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, and has the authority to retain, terminate and approve the fees payable to any external compensation consultant to assist in the evaluation of director, and senior executive compensation. The Compensation Committee assesses the independence of any compensation consultant that it elects to engage.

Compensation Philosophy

Our executive compensation philosophy has been based on adopting compensation programs driven by short and long-term financial performance metrics designed to ensure management is incented to increase shareholder value over time. The Company’s executive compensation policies and programs are designed to provide:

•	a means for the Company to attract, motivate, reward and retain qualified executives in a competitive environment;
•	competitive levels of compensation that integrate with the Company’s annual objectives and long-term goals;
•	incentives that promote sustained short- and long-term financial growth and return in order to increase intrinsic value per share;
•	a reward system for extraordinary performance that recognizes individual initiative and achievements; and
•	a means to optimize performance without encouraging unreasonable risks or incentivizing behavior that would be reasonably likely to result in a material adverse effect on the Company.

The Compensation Committee believes that the total compensation program for executives should consist of the following elements, each determined by individual and corporate performance:

•	Base salary compensation; and
•	Incentive compensation, both in the form of annual cash bonus and long-term stock-based incentive awards.

In addition to the compensation program elements listed above, we have established a Non-Qualified Deferred Compensation Plan in which our executives are entitled to participate. The Compensation Committee believes that the availability of this plan adds to the attractiveness of the Company’s overall compensation program and positively impacts the Company’s ability to hire and retain qualified executives.

Compensation Procedures

Our Compensation Committee approves, on an annual basis, the competitiveness of our overall executive compensation programs, including the appropriate mix between cash and non-cash compensation as well as annual and long-term incentives. As set forth in its written charter, our Compensation Committee has access to resources it deems appropriate to accomplish its responsibilities, including the sole authority to retain (with funding provided by the Company) legal counsel and experts in the field of executive compensation after taking into consideration the independence related factors required under applicable NASDAQ listing standards. The Compensation Committee has the sole authority to retain and to terminate such advisors, and to approve the fees and other retention terms. During fiscal 2017, the Compensation Committee primarily relied upon internal Company resources to generate information on which to benchmark the Company’s compensation practices.

Generally, our Chief Executive Officer has provided input to our Compensation Committee regarding executive compensation and participated in the ultimate determination of compensation for the Company’s other executives. However, our Chief Executive Officer does not have direct involvement in the determination of his own compensation, the determination and structure of which is the sole responsibility of the Compensation Committee.

The Compensation Committee held four meetings during fiscal 2018.

Corporate Governance and Nominating Committee of the Board of Directors

The Company has established a Corporate Governance and Nominating Committee within the Board of Directors that consists of Chairman Bryan L. Wolff, Peter O. Haeg and Richard A. Shapiro. Messrs. Wolff, Haeg and Shapiro satisfy the independence requirements of the NASDAQ Stock Marketplace Rules. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The primary role of the Corporate Governance and Nominating Committee is to consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board positions. The Corporate Governance and Nominating Committee also considers and advises the full Board on matters of corporate governance and monitors and recommends the functions of, and membership on, the various committees of the Board.

The Corporate Governance and Nominating Committee (or a subcommittee thereof) recruits and considers director candidates and presents all qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin, disability, marital or veteran status, or any other legally protected status.

In identifying and evaluating potential candidates to be nominees for directors, the Corporate Governance and Nominating Committee has the flexibility to consider such factors as it deems appropriate under relevant circumstances. These factors may include education, general business and industry experience, ability to act on behalf of shareholders and build long term shareholder value, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. The Corporate Governance and Nominating Committee believes that a Board comprised of directors with diverse skills and experiences relevant to the Company’s industry will result in efficient and competent oversight of the Company’s various core competencies, which include restaurant operations, franchise operations, real estate, marketing and financial and accounting. As such, the Corporate Governance and Nominating Committee considers the interplay of a director candidate’s experience with that of other members of the Board of Directors.

If the Corporate Governance and Nominating Committee approves a candidate for further review following an initial screening, the Corporate Governance and Nominating Committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the Corporate Governance and Nominating Committee, along with the Company’s Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance and Nominating Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Corporate Governance and Nominating Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance and Nominating Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

The Corporate Governance and Nominating Committee will consider recommendations by shareholders of candidates for election to the Board of Directors. Any shareholder who wishes that the Corporate Governance and Nominating Committee consider a candidate must follow the procedures set forth in our Bylaws. Under our Bylaws, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director’s name in nomination by written request delivered to or mailed and received at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2020 annual shareholders’ meeting, notices must be delivered to or mailed and received not prior to November 30, 2018 and not later than January 29, 2019. If the date of our 2020 annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the Annual Meeting, timely notice by a shareholder may be delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th calendar day following the earlier of the date that we mail notice to our shareholders that the 2020 annual shareholders’ meeting will be held or the date on which we issue a press release, filed a periodic report with the SEC or otherwise publicly disseminated notice that the 2020 annual shareholders’ meeting will be held. To enable the Corporate Governance and Nominating Committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	As to each person the shareholder proposes to nominate for election or reelection as a director:
o	the name, age, business address and residence address of such individual;
o	the class, series and number of any shares of our stock that are beneficially owned or owned of record by such individual;
o	the date such shares were acquired and the investment intent of such acquisition;
o

all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”) (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

o

all information with respect to such individual that would be required to be set forth in a shareholder’s notice pursuant to Section 4.3 of our Bylaws if such proposed individual were a Nominating Person (as such term is defined in our Bylaws and summarized below); and

o

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposed nominee, his or her respective affiliates and associates and any other persons with whom the proposed nominee (or any of his or her respective affiliates and associates) is “Acting in Concert” (as such term is defined in our Bylaws), on the one hand, and any Nominating Person, on the other hand;

•

As to each “Nominating Person” (which our Bylaws define as the nominating shareholder, the beneficial owner(s), if different, on whose behalf the notice of proposed nomination is made, any affiliate or associate of such shareholder or beneficial owner(s), and any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert):

o	the class, series and number of all shares of our stock which are, directly or indirectly, owned of record or beneficially owned by such Nominating Persons;
o	the full notional amount of any Synthetic Equity Position (as such term is defined in our Bylaws);
o	any Short Interests (as such term is defined in our Bylaws); and
o	any Performance-Related Fees (as such term is defined in our Bylaws);
•	The name and address of such Nominating Person, as they appear on our stock ledger;

•

To the extent known by the nominating shareholder or any other Nominating Person, the name and address of any other shareholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such shareholder’s notice; and

•

Any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the nominees proposed to be nominated for election or reelection as a director at the meeting pursuant to Section 14(a) of the Exchange Act.

The above description is only a summary of the procedures required to be followed by shareholders who wish to nominate a proposed director candidate for election to our Board. Please refer to our Bylaws for a complete description of such procedures.

The Corporate Governance and Nominating Committee held four meetings during fiscal 2018.

Corporate Governance, Ethics and Business Conduct

The Company’s Board of Directors firmly believes that the commitment to sound corporate governance practices is essential to obtaining and retaining the trust of investors, team members, guests and suppliers. The Company’s corporate governance practices reflect the requirements of applicable securities laws, including the Sarbanes-Oxley Act of 2002, the NASDAQ Stock Market listing requirements and the Company’s own vision of good governance practices.

The Company is committed to conducting business lawfully and ethically. All of its employees, including its Chief Executive Officer and other executives are required to act at all times with honesty and integrity. The Company’s Code of Ethics and Business Conduct covers areas of professional conduct, including workplace behavior, conflicts of interest, fair dealing with competitors, guests and vendors, the protection of Company assets, trading in Company securities and confidentiality, among others. The Code of Ethics and Business Conduct requires strict adherence to all laws and regulations applicable to our business and also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Code of Ethics and Business Conduct. In addition to the Code of Ethics and Business Conduct, the Company has adopted a separate Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer, and Key Financial and Accounting Management.

The full text of the Famous Dave’s of America, Inc. Code of Ethics and Business Conduct and the Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Key Financial and Accounting Management are each available online at www.famousdaves.com (click on Investors, Corporate Governance, Code of Ethics and Business Conduct Policy, or Code of Ethics specific to CEO, CFO, and Key Financial & Accounting Management, as applicable).

Ability of Shareholders to Communicate with the Company’s Board of Directors

The Company’s Board of Directors has established several means for shareholders and others to communicate with the Company’s Board of Directors. If a shareholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the chairman of the Company’s Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the chairman of the Corporate Governance and Nominating Committee in care of the Company’s Secretary at the Company’s headquarters address. If a shareholder wishes to provide input with respect to the Company’s executive compensation policies and programs, input should be submitted in writing to the chairman of the Company’s Compensation Committee in care of the Company’s Secretary at the Company’s headquarters address or by email address to compensationcommittee@famousdaves.com. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarters address. All shareholder communications sent in care of the Company’s Secretary will be forwarded promptly to the applicable director(s).

Policies and Procedures for the Consideration and Determination of Director Compensation

Each year, the Corporate Governance and Nominating Committee reviews the Board’s compensation in relation to other companies nationwide and recommends any changes in Board compensation to the full Board of Directors for approval. As needed, the Compensation Committee will also review and make recommendations to the Board. The Compensation Committee also approves any grants of equity incentives to directors under the Company’s equity incentive plans.

Director Compensation

During fiscal 2018, certain of our directors received cash payments for their services as our director. Upon appointment, our independent directors are generally granted an option to purchase 20,000 shares of our common stock, which vests annually over a five-year period. The following table sets forth information concerning director compensation earned during the fiscal year ended December 30, 2018:

Name	Fees Earned or Paid in Cash	Option Awards ($)(1)	Total ($)
Anand D. Gala(2)	$—	$—	$—
Peter O. Haeg(2)	—	77,201	77,201
Joseph M. Jacobs	—	—	—
Richard A. Shapiro	—	—	—
Richard Welch(2)	20,000	77,201	97,201
Bryan L. Wolff(2)	60,000	—	60,000

_______________

(1)

Amounts shown reflect the grant date fair value of stock option awards granted during fiscal 2018, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 9 “Stock-Based Compensation” to the accompanying notes to the consolidated financial statements.

(2)

Each of Messrs. Gala, Haeg, Welch and Wolff hold options to purchase 20,000 shares of our common stock.  Mr. Kanen holds an option to purchase 40,000 shares of our common stock, which he received in connection with his appointment as a director and as chairman of our Board of Directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company has one class of voting securities outstanding, Common Stock, $0.01 par value, of which 9,273,905 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders. Shares beneficially owned below include shares that each owner below has the right to acquire in the Company’s ongoing rights offering.

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director or director nominee, (iii) each named executive officer identified in the Summary Compensation Table, and (iv) all named executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 12701 Whitewater Drive, Suite 290, Minnetonka, Minnesota 55343, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Total
Executive Officers:
Jeffery Crivello (Chief Executive Officer)(1)	274,348	2.9%
Paul M. Malazita (Chief Financial Officer)(2)	18,360	*
Dexter A. Newman (Former Chief Financial Officer)	7,298	*
Geovannie Concepcion (Chief Operating Officer)(3)	37,476	*
Non-Employee Directors:
David L. Kanen (Non-Executive Chairman of the Board)(4)	1,635,502	17.6%
Anand D. Gala	12,000	*
Peter O. Haeg	418,169	4.5%
Joseph M. Jacobs(5)	1,685,556	18.2%
Richard A. Shapiro	12,132	*
Richard Welch	—	*
Bryan L. Wolff	13,370	*
All Directors and Executive Officers as a group (11 people)	4,114,211	43.0%
Other 5% Beneficial Owners
Wexford Capital LP(6)	1,685,556	18.2%
411 West Putnam Avenue, Suite 125, Greenwich, CT 06830
Bandera Master Fund L.P.(7)	1,444,479	15.6%
Broad Street, Suite 1820, New York, NY 10004
Patrick Walsh(8)	632,376	6.8%
1325 Avenue of the Americas, New York, NY 10019
Renaissance Technologies, LLC(9)	475,302	5.1%
800 Third Avenue, New York, New York 10022
FS Special Opportunities I, L.P.(10)	418,169	4.5%
3033 Excelsior Boulevard, Suite 560, Minneapolis, MN 55416
Blue Clay Capital Management, LLC(11)	357,113	3.9%
800 Nicollet Mall, Ste. 2870, Minneapolis, MN 55402

_____________________

*     Less than 1%

(1)	Includes 60,000 shares that Mr. Crivello has the right to acquire within 60 days and 180,000 shares of restricted stock.
(2)	Includes 9,860 shares that Mr. Malazita has the right to acquire within 60 days and 9,000 shares of restricted stock.
(3)	Includes 37,476 shares that Mr. Concepcion has the right to acquire within 60 days.
(4)

Based upon a joint statement on Form 4 filed with the SEC on March 18, 2019 by Philotimo Fund LP (“Philotimo”), Kanen Wealth Management, LLC (“KWM”) and David L. Kanen. KWM is the general partner of Philotimo and Mr. Kanen is the managing member of KWM. By virtue of these relationships KWM may be deemed to beneficially own the securities which these entities possess.

(5)

Represents 1,685,556 shares held or can be acquired within 60 days by Debello Investors LLC, Wexford Focused Investors LLC, and Wexford Spectrum Investors LLC (collectively, the “Purchasing Entities”). Mr. Jacobs disclaims beneficial ownership of the shares held by the Purchasing Entities except to the extent of his actual pecuniary interest therein. See footnote 6 below.

(6)

Based upon joint statements on Schedule 13D/A filed with the SEC on April 17, 2018. Includes 37,695 shares that are directly owned by Debello Investors LLC (“DI”), 78,403 shares that are directly owned by Wexford Focused Investors LLC (“WFI”), and 1,569,458 shares that are directly owned by Wexford Spectrum Investors LLC (“WSI”, and together with DI and WFI, the “Purchasing Entities”). Wexford Capital LP (“Wexford Capital”) may, by reason of its status as manager of the Purchasing Entities, be deemed to own beneficially the securities of which the Purchasing Entities possess beneficial ownership. Wexford GP LLC (“Wexford GP”) may, as the General Partner of Wexford Capital, be deemed to own beneficially the securities of which the Purchasing Entities possess beneficial ownership. Each of Charles E. Davidson (“Davidson”) and Joseph M. Jacobs (“Jacobs”) may, by reason of his status as a controlling person of Wexford GP, be deemed to own beneficially the securities of which the Purchasing Entities possess beneficial ownership. Each of Wexford Capital, Wexford GP, Davidson and Jacobs shares the power to vote and to dispose of the securities beneficially owned by the Purchasing Entities. Each of Wexford Capital, Wexford GP, Davidson and Jacobs disclaims beneficial ownership of the securities owned by the Purchasing Entities and the joint statements on Schedule 13D are not an admission that they are the beneficial owners of such securities except, in the case of Davidson and Jacobs, to the extent of their personal ownership interests in any of the members of the Purchasing Entities.

(7)

Based upon a statement on Form 4 filed with the SEC on April 25, 2018. Bandera Partners LLC (“Bandera Partners”) is the investment manager of Bandera Master Fund L.P. (“Bandera Master Fund”). Bandera Master Fund has granted to Bandera Partners the sole and exclusive authority to vote and dispose of the shares held directly by Bandera Master Fund. Each of Gregory Bylinsky and Jefferson Gramm are Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners. By virtue of these relationships, each of Bandera Partners and Messrs. Bylinsky and Gramm may be deemed to beneficially own the shares owned directly by Bandera Master Fund.

(8)

Based on a joint schedule 13 D/A, filed October 12, 2018. Includes 152,930 shares owned by PW Partners Atlas Fund LP and 61,277 shares owned by Mr. Walsh directly. Also includes 418,169 shares that PW Partners, LLC has shared voting power.

(9)	Based upon a statement on Schedule 13G filed with the SEC on February 12, 2019.
(10)

Based upon a joint statement on Schedule 13D filed with the SEC on November 20, 2017 by FS Special Opportunities I, L.P., Farnam Street Capital, Inc., Raymond E. Cabillot and Peter O. Haeg. The reporting persons may be deemed to beneficially own the securities which these entities possess.

(11)

Based upon a statement on Schedule 13D/A filed with the SEC on April 30, 2018. Blue Clay Capital Management, LLC (“Blue Clay Capital”) is the investment manager for certain private funds (together, the “Funds”). Each of Gary Kohler and Brian Durst, through their roles at Blue Clay Capital, exercises investment discretion over the Funds and has shared power to vote and dispose of these shares.

Based on information provided to the Company by its directors, director nominees and executive officers, no director, director nominee or named executive officer holds shares beneficially owned by him or her in a margin account as collateral for a margin loan, and no shares beneficially owned by the Company’s directors and named executive officers have been pledged as collateral for a loan.

CERTAIN TRANSACTIONS

In accordance with the Company’s Audit Committee charter, the Company’s Audit Committee is responsible for reviewing policies and procedures with respect to related party transactions required to be disclosed pursuant to Item 404(a) of the SEC’s Regulation S-K (including transactions between the Company and its officers and directors, or affiliates of such officers or directors), and approving the terms and conditions of such related party transactions.

Anand D. Gala currently serves as a director of the Company and has been nominated for re-election at the Annual Meeting. Mr. Gala is the Founder, President and Chief Executive Officer of Gala Holdings International, a diversified holding company that conducts consulting, restaurant development and management operations. As a Company franchisee, Gala Holdings International paid approximately $1.5 million in franchise royalties and contributions to the Company’s system-wide marketing fund for the Company’s 2018 fiscal year.

An entity that Charles Davidson, a beneficial owner of approximately 18.6% of our company, controls is a franchisee of the Company. As a Company franchisee, Mr. Davidson paid approximately $308,000 in franchise royalties and contributions to the Company’s system-wide marketing fund for the Company’s 2018 fiscal year.

On November 10, 2017, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and between the Company and PW Partners, LLC (“PW Partners”).  Pursuant to the Purchase Agreement, the Company sold to PW Partners on behalf of its designated client, FS Special Opportunities I, L.P. (the “Purchaser’s Designee”), 418,169 shares of our common stock (the “Private Placement”). The Purchase Agreement provides further that PW Partners has assigned its rights under the Purchase Agreement to the Purchaser’s Designee; provided, however, that PW Partners retains its obligations under the Purchase Agreement.

On January 29, 2018, the Company entered into a Standby Purchase Agreement (the “Standby Purchase Agreement”) with PW Partners, in connection with a non-transferable rights offering (the “Rights Offering”). The Standby Purchase Agreement provided that PW Partners will (a) exercise its non-transferable rights to subscribe for and purchase its pro rata amount of newly-issued shares of the Company’s common stock, at a price per share, which the Company’s board of directors set at $3.50 per share (the “Subscription Price”), and (b) purchase in a private placement separate from the Rights Offering, at the Subscription Price and subject to the terms and conditions of the Standby Purchase Agreement, any shares of the Company’s common stock that were not subscribed for in the Rights Offering pursuant to the Company’s stockholders’ exercise of their rights. Notwithstanding the foregoing, the Standby Purchase Agreement also provided that PW Partners will not purchase shares of the Company’s common stock in an amount that would result in the Standby Purchaser beneficially owning 20% or more of the outstanding common stock after such purchase.

PW Partners is affiliated with PW Capital Management, LLC (“PW Capital”). Pursuant to the Purchase Agreement, Jeffery Crivello, the Chief Financial Officer of PW Capital, became the Chief Executive Officer of the Company, effective November 14, 2017.

On December 8, 2017, as a part of settlement of a legal dispute and distressed situation, the Company approved the transfer of seven franchise restaurants in Utah and Washington (the “Transferred Restaurants”) to an entity (the “Acquirer”) controlled by Charles Davidson.

The previous franchisee of these seven restaurants experienced financial difficulties for more than one year and, at the time of the sale to the Acquirer, was more than one year in arrears with royalty, miscellaneous and national advertising fund payments that totaled approximately $1.4 million. The previous franchisee engaged a broker who marketed the franchise for several months, which resulted in two potential buyers, one of whom dropped out of the process. These stores were severely neglected, and this was determined to be the best path to economic recovery.

In connection with settling the dispute with the previous franchisee, the Company collected $350,000 in cash from the previous franchisee. Pursuant to the settlement, the Company wrote off accounts receivable of approximately $1.0 million.

As part of the transaction, the Company agreed to certain concessions in order to facilitate the transfer of the Transferred Restaurants to the Acquirer and to incentivize the Acquirer to invest the funds necessary to improve the operations of the Transferred Restaurants and to provide innovation to the Famous Dave’s concept. The economic concessions consisted of the following:

•	A $500,000 repairs and maintenance credit (the “R&M Credit”), payable through a 50% reduction in required royalty payments until the credit is exhausted;
•

Royalty relief, in addition to the R&M Credit, of 2.0% in months one through 12 for an effective royalty rate of 3.0% and 1.0% in months 13 through 24 for an effective royalty rate of 4.0%, and a full royalty of 5.0% to be paid thereafter (“Royalty Relief”);

•	Development rights in the states of Utah and Washington in exchange for a commitment to open three restaurants before May 1, 2027; and,
•	Waiver of initial and future franchise fees and area development fees.

In addition to these economic concessions, the Company modified its standard franchise agreement to eliminate or limit certain obligations of Acquirer as a franchisee, including:

	Waiver of reacquisition fees for two additional ten-year terms;
	Acquirer will spend 1.0% of net sales on local marketing, as opposed to the standard 1.5%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and NASDAQ. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 30, 2018 and Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, or written representations that no Forms 5 were required, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 30, 2018.

PROPOSALS OF SHAREHOLDERS

Proposals by shareholders (other than director nominations) that are submitted for inclusion in our proxy statement for our 2020 annual shareholders’ meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our Bylaws. To be timely under Rule 14a-8, a shareholder proposal must be received by our Corporate Secretary at Famous Dave’s of America, Inc., 12701 Whitewater Drive, Suite 290, Minnetonka, Minnesota, 55343, by November 30, 2019.

Under our Bylaws, if a shareholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at an annual shareholders’ meeting (other than director nominations), that shareholder must deliver notice of the proposal at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2020 annual shareholders’ meeting, notices must be received not prior to November 30, 2019 and not later than January 29, 2020.

If a shareholder plans to nominate a person as a director at an annual shareholders’ meeting, our Bylaws require that the shareholder place a proposed director’s name in nomination by written request delivered to or mailed and received at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2020 annual shareholders’ meeting, notices must be delivered to or mailed and received not prior to November 30, 2019 and not later than January 29, 2020.

If the date of our 2020 annual shareholders’ meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the Annual Meeting, timely notice of shareholder proposals and shareholder nominations for directors may be delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th calendar day following the earlier of the date that we mail notice to our shareholders that the 2020 annual shareholders’ meeting will be held or the date on which we issue a press release, filed a periodic report with the SEC or otherwise publicly disseminated notice that the 2020 annual shareholders’ meeting will be held.

Notices of shareholder proposals and shareholder nominations for directors must comply with the informational and other requirements set forth in our Bylaws as well as applicable statutes and regulations. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose actions or nominate directors is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted by certified mail return receipt requested.

HOUSEHOLDING

The SEC permits a procedure called “householding” for the delivery of proxy information to shareholders. Under this procedure, certain shareholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials unless one or more of such shareholders notifies us that they would like to receive individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. The Company initiated householding to reduce printing costs and postage fees.

The Company will promptly deliver, upon written or oral request, a separate copy of the proxy statement and annual report in a separate envelope, as applicable, to a shareholder at a shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy materials in a separate envelope either now or in the future, please contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently receiving separate copies and wish to receive only one copy of future proxy materials for your household, in one envelope, please contact Broadridge at the above phone number or address.

SOLICITATION

The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they may be reimbursed by the Company for their expenses in doing so. Proxies may be solicited personally, by telephone, by telegram or by special letter.

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

/s/ Jeffery Crivello

Jeffery Crivello

Chief Executive Officer

Famous Dave's of America, Inc.
c/o Broadridge Corporate Issuer Solutions
PO Box 1342
Brentwood, NY 11717-0718

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/13/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

SHARES

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Anand D. Gala
02 Joseph M. Jacobs
03 Peter O. Haeg
04 Richard A. Shapiro
05 Jeffery Crivello
06 Bryan L. Wolff
07 Richard Welch
08 David L. Kanen

02 0000000000

The Board of Directors recommends you vote FOR proposals 2. and 3..

		For	Against	Abstain
2.	To ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as independent auditors of the Company for Fiscal 2019.	☐	☐	☐
3.	To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

		1 year	2 years	3 years	Abstain
4	To approve, on an advisory basis, the frequency with which future shareholder advisory votes on the compensation of the company's named executive officers will be held.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

0000412996_1 R1.0.1.18

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

FAMOUS DAVE'S OF AMERICA, INC.
Annual Meeting of Shareholders
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jeffery Crivello and Paul M. Malazita or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FAMOUS DAVE'S OF AMERICA, INC. (the "Company"), that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 p.m., Central Time, on May 14 2019, at Gray Plant Mooty, 500 IDS Center, 80 South Eighth Street, Minneapolis, MN 55402, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

0000402025_2 R1.0.1.18

Continued and to be signed on reverse side